Exhibit 99.2

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[LOGO]

Super
Community
Bank
Conference
Nov 7 - 8
2005

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[LOGO]

Forward-Looking Statement

This presentation contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance. These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

Unity Company Profile

•                  State Chartered - Opened 1991

•                  Assets of $610 million

•                  Deposits of $519 million

•                  13 branches, headquartered in Clinton, NJ

•                  Strategic commercial lending focus

•                  Nationally recognized SBA lender

Total Assets

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Milestones

•                  Unity recorded record profits, YTD $4.5 million

•                  9th Consecutive year of SBA awards

•                  #1 Among NJ mid-sized banks

•                  Silver award from the SBA

•                  Long Island development corporate lender of the year

•                  34th Largest SBA lender in the United States

•                  Branch acquisition in Phillipsburg, NJ to close Nov. ’05 - $22 million in deposits and loans

•                  Announcement of 2 future branch sites in Washington and Middlesex NJ

Performance Ratios

	2003	2004	YTD 9/30/05	QTD 9/30/05
Earnings Per Diluted Share	$0.73	$0.83	$0.69	$0.25
Return on Assets	1.04%	1.10%	1.08%	1.09%
Return on Common Equity	16.05%	16.32%	15.86%	16.35%
Efficiency Ratio	66.59%	64.51%	62.16%	58.17%

Unity Footprint

•                  Current Branch Locations

•                  Pending Branch Locations

Presentation included a map of New Jersey with Unity’s 13 current branch locations noted as well as the 3 new locations (Phillipsburg, Washington and Middlesex, New Jersey).

Unity “Commandments”

•                  Treat all employees and customers with dignity and respect

•                  Provide the highest level of service for our customers

•                  Increase the profits of the bank

•                  Always do the right thing

Experienced Management Team

Name	Title	Years Banking Experience

Jim Hughes, CPA	President and CEO	23

Alan Bedner, CPA	Executive VP, CFO	12

Mike Bono	Executive VP, Corporate Development	37

Mike Downes	Executive VP, CLO	20

John Kauchak	Executive VP, COO	25

Kelly Stashko	Executive VP, Communications Group	19

Prudent Credit Culture

•                  Experienced Lenders

•                  Comprehensive Approval Process

•                  Reliance on Cash Flow and Collateral

•                  External and Internal Loan Review Process

•                  Experienced Asset Management Process

Business of the Month

Presentation included a picture of the Business of the Month display area in the Clinton Branch.

Kids Corner

Presentation included a picture of the Kids Corner area in the Clinton Branch.

Café Unity

Presentation included a picture of the Café Unity area in the Clinton Branch.

Advertisements

Presentation included pictures of 2 deposit promotion ads in 2005

Financial Presentation

Net Income

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Income Statement

In thousands

				9/30/2005%
	2002	2003	2004	2004 YTD	2005 YTD	Change

Net interest income	$15,723	$17,867	$19,158	$14,091	$16,267	15.4%
Provision for loan losses	2,350	1,600	1,175	825	1,325	60.6%
Non-interest income	7,991	8,343	7,629	5,761	6,118	6.2%
Non-interest expense	15,544	17,329	17,230	12,778	13,872	8.6%
Net income before tax	5,820	7,281	8,382	6,249	7,188	15.0%
Tax expense	2,111	2,698	3,052	2,277	2,732	20.0%
Net income	$3,709	$4,583	$5,330	$3,972	$4,456	12.2%

Return on Average Assets

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Return on
Average Equity

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Efficiency Ratio

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Total Assets

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Total Loans

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Loans by Type

12/31/01		9/30/05

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SBA	19.6%	SBA	18.6%

Commercial	43.8%	Commercial	55.8%

Res Mortgage	26.8%	Res Mortgage	14.6%

Consumer	9.8%	Consumer	11.0%

Asset Quality

	2003	2004	9/30/2005
Nonperforming assets	5,722	4,436	5,943
ALLL/Total Loans	1.58%	1.57%	1.51%
ALLL/NPL	99.20%	143.14%	113.76%
NPL/Total Loans	1.59%	1.10%	1.33%
Net Charge-Off Ratio	0.11%	0.19%	0.21%

Net Interest Margin

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	2001	2002	2003	2004	9/30/05
Prime Rate	4.75%	4.25%	4.00%	5.25%	6.75%

Total Deposits

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Shareholders’ Equity

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Capital Ratios

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Key Investment Appeals

Key Investment Appeals

•                  Top Quartile Performance Ratios

•                  Continued Earnings Momentum

•                  Focus on Deposit and Loan Growth

•                  Leader in SBA Lending

•                  Insider Ownership

•                  Attractive Valuation

•                  Expansion Strategy

•                  Growing Market Share in Attractive Markets

Ratios

	Quarter September 30, 2005
	Unity	Peer Avg*
Performance Ratios (%):
ROAA	1.09	0.73
ROAE	16.35	8.84
Net Interest Margin	4.12	3.89
Efficiency Ratio	58.17	73.00
Loans / Deposits	83.82	74.70

Market Ratios:
Price/Earnings (x)	14.54	21.80
Price/Book (%)	202.32	208.70
Dividend Yield (%)	1.53	2.44

*See Peer Data Slide

Stock Price

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Peer Data Includes 37 Public Commercial Banks in New Jersey

Data as of, or for the period ending June 30, 2005

Pricing data as of October 28, 2005